Exhibit 99.6

DIRECT SELLING ASSOCIATION

1910 - 2010

DSA is celebrating a century of supporting direct sellers.

Discover the intriguing history of direct selling and find out about our year-long celebration.

Direct Selling by the Numbers

Calendar Year 2009

Download the 2009 DSA Fact Sheet

Industry Statistics

(Calendar year 2009 unless otherwise noted)

Estimated 2009 U.S. Retail Sales

Estimated 2009 U.S. Salespeople

Growth Rate - Sales

Growth Rate - Salesforce

Retail Growth Rate Comparison

Percent of Sales by Major Product Groups

Location of Sales

Percent of Sales by Census Region

Types of Direct Sellers

Sales Strategy

Compensation Structure

Salesforce Demographics

(indicates data from DSA's 2008 National Salesforce Survey)*

Gender

Age*

Marital Status*

Education*

Time Spent on Direct Selling

See data from prior years

Calendar year 2008

Calendar year 2007

Calendar year 2006

Calendar year 2005

Calendar year 2004

Calendar year 2003

Calendar year 2002

Calendar year 2001

Calendar year 2000

Estimated 2009 U.S. Direct Sales: **$28.33 Billion**


Billions of Dollars
$35
$30
$25
$20
$15
$10
$5
$0
$28.69
$29.55
$29.73
$30.47
$32.18
$30.80
$29.60
$28.33
2001
2002
2003
2004
2005
2006
2007
2008
2009

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Estimated 2009 U.S. Salespeople **16.1 Million**



Millions of People
18
16
14
12
10
8
6
4
2
0
11.0
12.2
13.0
13.3
13.8
14.1
15.2
15.0
15.1
16.1
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009

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1-, 5- and 10-year growth rates (sales)



2%
1%
0%
-1%
-2%
-3%
-4%
-5%
-4.3%
-0.9%
1.5%
1-Year Period (2009)
5-Year Period (2005-2009)
10-Year Period (2000-2009)

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1-, 5- and 10-year growth rates (salesforce)


6.6%
3.5%
4.6%
7%
6%
5%
4%
3%
2%
1%
0%
1-Year Period (2009)
5-Year Period (2005-2009)
10-Year Period (2000-2009)

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Comparison with Retail Growth Rate

(vertical axis = annual percent change)


Annual Percent Change
10%
5%
0%
-5%
-10%
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009
Direct Sales ($)
Total Retail ($)

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Percent of Sales by Major Product Groups


Home & Family Care/
Home Durables 23.9%
Wellness
22.8%
Personal Care
21.3%
Services/Other
18.4%
Leisure & Educational
3.3%
Clothing &
Accessories 10.3%

Home/Family Care/Home Durables (cleaning products, cookware, cutlery, etc.)	23.9%
Wellness (weight loss products, vitamins, etc.)	22.8%
Personal Care (cosmetics, jewelry, skin care, etc.)	21.3%
Services/other	18.4%
Clothing & Accessories	10.3%
Leisure/Educational (books, videos, toys, etc.)	3.3%

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Location of Sales (reported as a percent of sales dollars)


Remote Selling by
Direct Sellers
12.1%
Face
to
Face
Selling
Work
Place
In the
Home*

*Including seller personal consumption

Face-to-Face Selling 78.1%	
In the home	73.3%
Temporary location	2.3%
Workplace	2.2%
Other Location	0.2%
Remote Selling 12.1%	
Internet	7.3%
Phone	4.6%
Other remote selling	0.2%
Remote Selling by Companies 6.0%	
Autoshipments (to customers of direct sellers) 3.8%	

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Percent of Sales by Census Region


MIDWEST 20.8%
Pacific
Mountain
West North Central 7.0%
East North Central
Middle Atlantic 11.7%
New England
WA
OR
CA
AK
HI
ID
MT
WY
NV
UT
CO
AZ
NM
ND
MN
SD
NE
IA
KS
MO
WI
MI
IL
IN
OH
NY
PA
NJ
VT
MA
RI
CT
DE
MD
DC
VA
NC
SC
GA
FL
KY
TN
MS
AL
OK
AR
TX
LA
West South Central
East South Central
South Atlantic

West	28.6%
Midwest	20.8%
Northeast	15.8%
South	34.8%

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Types of Direct Sellers


Personal Users 25.9%
Product Retailers 23.2%
Business Builders 20.1%
Non-Purchasers 30.9%

Personal Users	25.9%
Non-Purchasers	30.9%
Product Retailers	23.2%
Business Builders	20.1%

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Sales Strategy

(method used to generate sales, reported as a percent of sales dollars)


Individual/Person-to-Person Selling
64.3%
Other
0.5%
Customer
Direct Order
& Autoship
9.8%
Party Plan/
Group Selling
25.4%

Individual/Person-to-Person selling	64.3%
Party plan/group selling	25.4%
Customer placing order directly with firm and autoship (in followup to a face-to-face solicitation)	9.8%
Other	0.5%

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Compensation Structure
(multilevel vs. single level)


100%
80%
60%
40%
20%
0%
5.8%
2.9%
0.4%
94.2%
97.1%
99.6%
Firms
Sales Dollars
Direct Sellers
Single Level Only
Multilevel*
*Multilevel firms may offer single-level compensation plans as well.

Percent of firms	94.2%/5.8%

Percent of Sales	97.1%/2.9%
Percent of Sellers	99.6%/0.4%

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Gender


Female
82.4%
Male
17.6%

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Age (from 2008 National Salesforce Survey)


8%
21%
14%
32%
18-34
35-44
45-54
55-64
65+

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Marital Status (from 2008 National Salesforce Survey)


1%
10%
77%
Married
Single
Divorced/Widowed/
Separated
Refused

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Education (from 2008 National Salesforce Survey)


1%
10%
5%
22%
Some High School or less
High School Graduate
AA/Trade School/Some College
College Graduate
Post Graduate
Refused

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Hours Spent on Direct Selling Per Week


Part-time
92.5%
Full-time*
7.5%
*30 or more hours per week

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For further information email us at info@dsa.org

Affiliated Sites

- WDSA
- IDSEF